                                  SCHEDULE 14A
                  Proxy Statement Pursuant to Section 14(a)of
                      the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            Conrad Industries, Inc.
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total Fee Paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------

                            CONRAD INDUSTRIES, INC.
                                 P.O. Box 790
                             1100 Brashear Avenue
                                   Suite 200
                       Morgan City, Louisiana 70381-0790

                                April 16, 2003

TO OUR STOCKHOLDERS:

   You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Conrad Industries, Inc. to be held on Thursday, May 22, 2003 at 9:00 a.m., local time, at the Petroleum Club of Morgan City, 500 Roderick, Morgan City, Louisiana. A Notice of the Annual Meeting, proxy statement and proxy card are enclosed with this letter.

   We encourage you to read the Notice of the Annual Meeting, proxy statement and proxy card so that you may be informed about the business to come before the meeting. Your participation in Conrad Industries' business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the enclosed postage-paid envelope.

   We look forward to seeing you on May 22, 2003.

                                          Sincerely,
                                          /s/ Kenneth G. Myers, Jr.
                                          Kenneth G. Myers, Jr.
                                          President and Chief Executive Officer

                            CONRAD INDUSTRIES, INC.
                                 P.O. Box 790
                             1100 Brashear Avenue
                                   Suite 200
                       Morgan City, Louisiana 70381-0790

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2003

To the Stockholders of Conrad Industries, Inc.:

   When and Where. The 2003 Annual Meeting of Stockholders of Conrad Industries, Inc. will be held on Thursday, May 22, 2003 at 9:00 a.m., local time, at the Petroleum Club of Morgan City, 500 Roderick, Morgan City, Louisiana.

   Record Date. Only stockholders of record at the close of business on April 8, 2003 will be entitled to notice of and to vote at the Annual Meeting.

   Purpose of the Meeting. The Annual Meeting has been called for the following purposes:

  . To elect two Class II directors of Conrad Industries, each to serve for three-year terms until the company's 2006 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

  . To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

   You will find more information on the nominees for director in the proxy statement. You will find further instructions on how to vote beginning on page 2 of the proxy statement.

   Your Vote Counts! It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. This will ensure the presence of a quorum at the meeting. Please complete, sign and date the enclosed proxy card and return it in the envelope provided as promptly as possible, even if you intend to be present at the meeting. You may revoke your proxy at any time before it is voted.

                                          By Order of the Board of Directors,
                                          /s/ Lewis J. Derbes, Jr.
                                          Lewis J. Derbes, Jr.
                                          Secretary

   Morgan City, Louisiana
   April 16, 2003

                            CONRAD INDUSTRIES, INC.
                                 P.O. Box 790
                             1100 Brashear Avenue
                                   Suite 200
                       Morgan City, Louisiana 70381-0790

                               -----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 22, 2003

CONTENTS OF 2003 PROXY STATEMENT                                                                Page
                               --------------------------------                                 ----

Voting Information.............................................................................   2

   General Instructions On How To Vote Your Proxy..............................................   2
   Voting Rules................................................................................   3

Proposal: Election Of Directors................................................................   5

Company Information............................................................................   6

   Information About The Current And Continuing Directors......................................   6
   Directors' Meetings And Compensation........................................................   7
   Board Committees And Their Functions........................................................   7
   Report Of The Audit Committee...............................................................   8
   Compensation And Stock Incentive Committees Interlocks And Insider Participation............  10
   Report Of The Compensation And Stock Incentive Committees...................................  10
   Executive Compensation......................................................................  13
   Performance Graph...........................................................................  19
   Transactions With Certain Affiliates........................................................  19
   Stock Ownership By Conrad Industries' Largest Stockholders And Management...................  20
   Section 16(a) Beneficial Ownership Reporting Compliance.....................................  21
   Independent Auditors........................................................................  21
   Stockholder Proposals And Director Nominations For The 2004 Annual Meeting..................  21
   Discretionary Voting Of Proxies On Other Matters............................................  22
   2002 Form 10-K..............................................................................  22

Exhibit A--Conrad Industries, Inc. Audit Committee Charter..................................... A-1
   The principal executive offices of Conrad Industries are located at 1100 Brashear Avenue, Suite 200,
   Morgan City, Louisiana 70380. This proxy statement, and the accompanying Notice of 2003 Annual
   Meeting of Stockholders and proxy card, are first being mailed to our stockholders on or about April 16,
   2003.

                              VOTING INFORMATION

GENERAL INSTRUCTIONS ON HOW TO VOTE YOUR PROXY

   Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

   If your shares are held in "street name," you should vote your shares in the method directed by your broker or other nominee.

   If you plan to attend the meeting and vote in person, your instructions will depend on how your shares are held:

  . Shares registered in your name--Check the appropriate box on the enclosed proxy card and bring evidence of your stock ownership with you to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

  . Shares registered in the name of your broker or other nominee--Ask your broker to provide you with a broker's proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker.

Remember that attendance at the meeting will be limited to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and guests of Conrad Industries.

   How to Revoke Your Proxy. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised by:

  . filing with the Secretary of Conrad Industries a written notice revoking it;

  .   executing and returning another proxy bearing a later date; or

  . attending the Annual Meeting and so notifying the secretary of the meeting in writing prior to the voting of the proxy.

   If your shares are held in street name, you must contact your broker to revoke your proxy. Written notices to Conrad Industries must be addressed to Lewis J. Derbes, Jr., Secretary, Conrad Industries, Inc., P.O. Box 790, 1100 Brashear Avenue, Suite 200, Morgan City, Louisiana 70381-0790. No revocation by written notice will be effective unless such notice has been received by the Secretary of Conrad Industries prior to the day of the Annual Meeting or by the secretary of the meeting at the Annual Meeting.

VOTING RULES

   Stockholders Entitled to Vote--The Record Date. The close of business on April 8, 2003 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any postponement(s) or adjournment(s) thereof. As of the record date, Conrad Industries had issued and outstanding 7,235,954 shares of common stock. There are no other classes of voting securities of Conrad Industries outstanding.

   Quorum Required. A quorum must exist for us to hold the Annual Meeting. For a quorum to exist, we will need the presence, either in person or by proxy, of holders of a majority of the outstanding shares of Conrad Industries' common stock as of the record date. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

   Number of Votes. You are entitled to one vote per share of Conrad Industries' common stock that you own as of the record date on each matter that is called to a vote at the Annual Meeting.

   Voting to Elect Directors. When voting to elect directors, you have three options:

  .   Vote for both of the nominees;

  .   Vote for only one of the nominees; or

  .   Withhold authority to vote for both of the nominees.

   If a quorum is present at the Annual Meeting, the two nominees receiving the greatest number of votes will be elected to serve as directors. Because of this rule, any shares that are not voted or any votes that are withheld will not influence the outcome of the election of directors. Cumulative voting for the election of directors is not permitted.

   Voting on Other Matters. When voting on all other matters, you will also have three options, but these options are different from those pertaining to the election of directors:

  .   Vote "FOR" a given proposal;

  .   Vote "AGAINST" a given proposal; or

  .   ABSTAIN from voting on a given proposal.

   Each matter, other than the election of directors, shall be approved if the votes cast in favor of the matter exceed the votes cast against the matter. An abstention with respect to a particular proposal will be treated as a vote not cast with respect to such proposal. Broker non-votes will not affect the voting results on a proposal because shares held by brokers who withhold authority to vote will be considered absent in the voting tallies on these proposals.

   A duly executed proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters to be presented at the Annual Meeting.

   Voting of Proxies with Unmarked Votes. All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. If you return your proxy with no votes marked, your shares will be voted "FOR" the election of both of the two nominees for director.

   It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In these cases, non-voted (broker non-votes) shares are considered absent for those proposals.

   Who Counts the Votes. Votes will be counted by American Stock Transfer & Trust Company, our transfer agent and registrar.

   Information about this Solicitation of Proxies. The solicitation of the proxy accompanying this proxy statement is being made by Conrad Industries' Board of Directors in connection with the 2003 Annual Meeting of Stockholders. In addition to the solicitation of proxies by use of this proxy statement, directors, officers and employees of Conrad Industries may solicit the return of proxies by mail, personal interview, telephone or telegraph. Directors, officers and employees of Conrad Industries will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the Conrad Industries' common stock registered in their names, to forward solicitation materials to beneficial owners of such stock.

   All costs of preparing, printing, assembling and mailing the Notice of the 2003 Annual Meeting of Stockholders, this proxy statement, the enclosed proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of Conrad Industries' common stock and all other costs of solicitation, will be borne by Conrad Industries.

                        PROPOSAL: ELECTION OF DIRECTORS

   Conrad Industries' Amended and Restated Certificate of Incorporation divides or "classifies" its Board of Directors into three classes (Classes I, II and III) with respect to the three-year terms for which the directors in each class individually hold office. Each class consists, as nearly as possible, of one-third of the entire Board. Each director is elected to hold office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. Conrad Industries' Board of Directors currently has eight members. The current term for Class II directors will expire at this year's Annual Meeting. The terms of office of the current Class III and Class I directors will expire at the annual meetings of stockholders to be held in 2004 and 2005, respectively.

   The Board of Directors has nominated and urges you to vote for the election of the two nominees identified below to serve as Class II directors for a three-year term and until their successors are duly elected and qualified. Each of the nominees listed below is a member of Conrad Industries' present Board of Directors. Proxies solicited hereby will be voted for both nominees unless stockholders specify otherwise in their proxies.

   If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe at this time that any substitute nominee or nominees will be required.

   The two nominees for re-election as Class II directors, and certain additional information with respect to each of them, are as follows:

                                                                    Year First
        Name          Age    Position with Conrad Industries     Became a Director
        ----          ---    -------------------------------     -----------------
Michael J. Harris.... 53  Director (Class II)                          1998

Kenneth G. Myers, Jr. 45  President, Chief Executive Officer and
                            Director (Class II)                        2001

   Michael J. Harris has been a director of Conrad Industries since the consummation of the initial public offering in June 1998. Mr. Harris is a Managing Director of Morgan Keegan & Company, Inc., where he has been employed since 1986. Morgan Keegan & Company, Inc., a subsidiary of Regions Financial Corporation, provides securities brokerage, investment banking and other financial services. Mr. Harris has headed the Energy Investment Banking Group of Morgan Keegan since 1994 and prior to 1994 was the senior energy securities analyst.

   Kenneth G. Myers, Jr. became President and Chief Executive Officer of Conrad Industries in August 2001. Mr. Myers served as Vice President of Northrop Grumman's Avondale Operations in charge of the United States Navy's newest shipbuilding program, the LPD, from October 1999 to August 2001. From December 1996 until October 1999, Mr. Myers served as Vice President and Chief Information Officer of Northrop Grumman's Avondale Operations. Prior to that time, Mr. Myers served in various management positions with Avondale starting in 1980. Mr. Myers holds degrees in Accounting and Business Administration and is also a Certified Public Accountant.

   The Board of Directors recommends that stockholders vote "FOR" the election of Messrs. Harris and Myers as directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

                              COMPANY INFORMATION

INFORMATION ABOUT THE CURRENT AND CONTINUING DIRECTORS

                                                                       Year First
          Name           Age                Position                Became a Director
          ----           --- -------------------------------------- -----------------
J. Parker Conrad........ 87  Co-Chairman of the Board of Directors
                               (Class III)                                1998

John P. Conrad, Jr...... 60  Co-Chairman of the Board of Directors
                               (Class III)                                1998

Kenneth G. Myers, Jr.... 45  President, Chief Executive Officer and
                               Director (Class II)                        2001

Michael J. Harris....... 53  Director (Class II)                          1998

Cecil A. Hernandez...... 46  Director (Class I)                           1998

Thomas M. Kitchen....... 55  Director (Class I)                           2003

Louis J. Michot, Jr..... 80  Director (Class I)                           1998

Richard E. Roberson, Jr. 67  Director (Class III)                         1998

   Information regarding the business experience of Messrs. Myers and Harris is set forth above under the heading "Proposal: Election of Directors."

   J. Parker Conrad founded Conrad Industries and has served as Chairman of the Board of Conrad Industries from its inception in 1948 and as President of Conrad Industries from 1948 until 1994. Mr. Conrad has served as Co-Chairman of the Board of Conrad Industries since March 1998. Mr. Conrad is the father of John P. Conrad, Jr.

   John P. Conrad, Jr. has been with Conrad Industries since 1962, serving as Vice President of Conrad Industries since 1982 and as Co-Chairman of the Board of Conrad Industries since March 1998. Mr. Conrad founded Johnny's Propeller Shop, Inc., a marine-related service company, in 1963 and is Chairman of the Board and Chief Executive Officer of this company. Mr. Conrad is also the Chairman and Chief Executive Officer of Bay Star Communications, Inc., a Houston-based paging company which Mr. Conrad founded in 1986. In 2000, Mr. Conrad and members of his immediate family founded Summit Management Group, L.L.C., which currently owns, among other investments, all of the outstanding ownership interests in Johnny's Propeller Shop and Bay Star Communications. Mr. Conrad is currently the Operating Manager of Summit Management Group.

   Cecil A. Hernandez has been a director of Conrad Industries since March 1998. Mr. Hernandez joined Conrad Industries in January 1998 and served as Vice President-Finance and Administration and Chief Financial Officer of Conrad Industries from 1998 until 2002. Mr. Hernandez is currently the President of Summit Management Group, L.L.C. (see discussion regarding Summit Management Group in the preceding paragraph). Mr. Hernandez founded Hernandez & Blackwell CPAs in 1983 and served as its Managing Partner until December 1997. Hernandez & Blackwell CPAs merged with Darnall Sikes & Frederick CPAs in 1996. Additionally, Mr. Hernandez provided accounting and consulting services for Conrad Industries as the outside Certified Public Accountant from 1993 until 1997. From 1982 to 1983, Mr. Hernandez served as Assistant Controller for Oceaneering International, a publicly traded diving company. Mr. Hernandez was employed at Deloitte Haskins & Sells, an international accounting firm, from 1979 to 1982.

   Thomas M. Kitchen has been a director of Conrad Industries since April 2003. Mr. Kitchen is currently a consultant to businesses and individuals on general business matters. From March 1987 to September 1999, he was Chief Financial Officer of Avondale Industries, Inc., which was a public company prior to its acquisition by

Litton Industries, Inc. in August 1999, and one of the nation's six largest shipyards. Mr. Kitchen was also Vice President and a director of Avondale Industries from March 1987 to August 1999. Litton Industries was subsequently acquired by Northrop Grumman Corporation. Mr. Kitchen subsequently served as President of Avondale Industries from October 1999 until his retirement from the company in January 2002. From 1985 to 1987, Mr. Kitchen served as Vice President and Chief Financial Officer of Avondale Shipyards, Inc., a division of Avondale Industries. Mr. Kitchen served as the Controller of Avondale Shipyards from 1979 to 1985, and as an Assistant Controller of Avondale Shipyards from 1977 to 1979. Prior to that time, Mr. Kitchen was employed by the international accounting firm of Deloitte, Haskins & Sells (now Deloitte & Touche LLP).

   Louis J. Michot, Jr. has been a director of Conrad Industries since the consummation of the initial public offering in June 1998. Mr. Michot is the General Manager of Michot Family, L.L.C., a family-owned holding company which deals principally in real estate sales, development and rentals. From 1952 to 1991, Mr. Michot served as its President and CEO, during which time he developed a chain of 45 fast food restaurants in Louisiana, Mississippi and Texas and became actively engaged in other business ventures. Mr. Michot was one of the organizers of the Bank of Lafayette and served on its Board of Directors from 1975 to 1980. He served in the Louisiana Legislature from 1960 to 1964, on the State Board of Education from 1968 to 1972 and as the State Superintendent of Education from 1972 to 1976. Mr. Michot's wife is a first cousin of J. Parker Conrad.

   Richard E. Roberson, Jr. has been a director of Conrad Industries since the consummation of the initial public offering in June 1998. Mr. Roberson served as Vice President, Chief Financial Officer, Treasurer and director of Global Industries, Ltd. from December 1992 to June 1996, when he retired. From March 1986 until September 1991, Mr. Roberson served as Vice President-Finance for Ocean Drilling & Exploration Company. Additionally, Mr. Roberson served as a director of UNIFAB International, Inc. from September 1997 to August 1998. Mr. Roberson has over 30 years of experience in the oil and gas and oil service industry, including over 20 years as an accounting and financial officer.

DIRECTORS' MEETINGS AND COMPENSATION

   During 2002, the Board of Directors met eight times and took certain additional actions by unanimous written consent in lieu of meetings. During 2002, each director of Conrad Industries attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees of the Board on which he served.

   Conrad Industries' directors who are employees do not receive any cash compensation for service on the Board of Directors or any committee. The directors are, however, reimbursed for expenses incurred in connection with attending each Board and committee meeting, and for other expenses incurred in their capacity as directors. Directors who are not employees of Conrad Industries receive a fee of $12,000 annually, $1,000 for attendance at each Board of Directors meeting and $500 for each committee meeting attended. Under the 2002 Stock Plan, each non-employee director receives (1) a grant of options to purchase 1,000 shares of Conrad Industries' common stock upon his initial election to the Board and (2) an annual grant of options to purchase 1,000 shares of Conrad Industries' common stock, in each case at the closing price of the common stock on The Nasdaq Stock Market on the date of grant.

BOARD COMMITTEES AND THEIR FUNCTIONS

   Conrad Industries' Board of Directors has an Audit Committee, a Compensation Committee, and a Stock Incentive Committee, but does not have a Nominating Committee.

   The Audit Committee's functions are described below under the heading "Report of the Audit Committee" and in its charter, which is attached to this proxy statement as Exhibit A. Messrs. Roberson (Chairperson), Harris, Kitchen and Michot, Jr. are the current members of the Audit Committee. The Audit Committee met five times during 2002.

   The Compensation Committee's functions include:

  . reviewing salaries and other compensation of officers and key employees on an annual basis or whenever it is requested by the Board of Directors or the company's Chief Executive Officer;

  . preparing the Report of the Compensation Committee for inclusion in the company's annual proxy statement and submitting recommendations to the Board of Directors regarding salaries and compensation;

  . selecting officers and key employees for participation in incentive compensation plans other than stock-based plans and establishing performance goals for those officers and key employees;

  . reviewing and monitoring benefits under all employee plans of the company and reporting, if the Compensation Committee deems it appropriate, to the full Board of Directors; and

  . considering and making recommendations to the Board of Directors from time to time with respect to the management organization of the company, including recommending the election and appointment of officers of the company and reviewing plans providing for the orderly succession of the officers of the company.

   Messrs. Harris (Chairperson), Kitchen, Roberson and Michot are the current members of the Compensation Committee. The Compensation Committee met three times during 2002.

   The Stock Incentive Committee administers the company's stock-based incentive compensation plans and grants awards pursuant to these plans. Messrs. Michot (Chairperson), Kitchen and Roberson are the current members of the Stock Incentive Committee. The Stock Incentive Committee met three times during 2002.

REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of Conrad Industries, Inc. is composed of three directors and operates under a written charter adopted by the Board of Directors. In March 2003, the Board of Directors approved a revised charter, a copy of which is attached to this proxy statement as Exhibit A. Under the revised charter, the Audit Committee is responsible for, among other things:

  . retaining, and determining the compensation of, the independent auditors of the company's financial statements; and

  . pre-approving all audit and permitted non-audit services, including the fees and terms thereof, to be performed by the independent auditor.

   The members of the Audit Committee are Richard E. Roberson, Jr., Michael J. Harris and Louis J. Michot, Jr. All members of the Audit Committee are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

   The Audit Committee performs the functions described in its charter. In fiscal year 2002, these functions included:

  .   recommending to the Board the appointment of the independent auditors;

  . reviewing the retention of the independent auditors for non-audit services; and

  . reviewing the accounting principles applied in financial reporting and the adequacy of the company's financial and operational controls.

   The Audit Committee reviews Conrad Industries' financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

   In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Conrad Industries' audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90.

   In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from Conrad Industries and its management, including the matters in the written disclosures provided by the independent auditors to the Audit Committee as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

   The Audit Committee has discussed with the independent auditors the overall scope and plans for the audit. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Conrad Industries' internal controls and the overall quality of Conrad Industries' financial reporting.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Conrad Industries' Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission. In accordance with the requirements of its revised charter, the Audit Committee has selected Deloitte & Touche LLP as Conrad Industries' independent auditors for fiscal year 2003.

   Audit and Review Fees: Aggregate fees and expenses billed to Conrad Industries by its independent auditors, Deloitte & Touche LLP, for professional services rendered for the audit of the financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in Conrad Industries' Forms 10-Q for the fiscal year ended December 31, 2002 were $127,700.

   Financial Information Systems Design and Implementation Fees: Deloitte Consulting, an affiliate of Deloitte & Touche LLP, billed Conrad Industries $179,795 for financial information systems implementation services rendered in 2002.

   All Other Fees: For the fiscal year ended December 31, 2002, the independent auditors billed Conrad Industries for professional services rendered other than audit and review services and financial information systems design and implementation services, as follows:

  . $20,250 for the preparation of Conrad Industries' federal and state tax returns and other tax consulting matters; and

  . $52,460 for audit-related services, including an audit of Conrad Industries' 401(k) retirement savings plan and accounting consultations.

   The Audit Committee has determined that the provision of services covered by the two preceding paragraphs is compatible with maintaining the independent auditors' independence from Conrad Industries and its management.

   The foregoing report is given by the following members of the Audit
Committee:*

                           Richard E. Roberson, Jr.
                               Michael J. Harris
                             Louis J. Michot, Jr.
--------
* Mr. Kitchen was appointed to the Audit Committee in April 2003, subsequent to the discussions, reviews and meetings described in the foregoing report.

COMPENSATION AND STOCK INCENTIVE COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION

   During fiscal year 2002, Michael J. Harris, Richard E. Roberson, Jr. and Louis Michot, Jr. served on the Compensation Committee and Messrs. Michot and Roberson served on the Stock Incentive Committee. No member served as an officer or employee of Conrad Industries or any of its subsidiaries prior to or while serving on the Compensation or Stock Incentive Committees. None of our executive officers served during the last fiscal year on the board of directors or on the compensation committee of another entity, one of whose executive officers served on our Board of Directors or on our Compensation or Stock Incentive Committees. Mr. Harris is a Managing Director of Morgan Keegan & Company, Inc. Morgan Keegan was the lead managing underwriter of Conrad Industries' initial public offering completed in June 1998, and has provided and may in the future provide financial advisory services to Conrad Industries.

REPORT OF THE COMPENSATION AND STOCK INCENTIVE COMMITTEES

   The Compensation Committee consists of Michael J. Harris, Louis Michot, Jr. and Richard E. Roberson, Jr., none of whom are officers or employees of Conrad Industries. The Stock Incentive Committee consists of Messrs. Michot and Roberson. The Compensation Committee is responsible for evaluating the performance of management and determining salaries and bonuses for executive officers and key employees of Conrad Industries. The Stock Incentive Committee is responsible for administering and making grants under Conrad Industries' 2002 Stock Plan. The Committees have furnished the following report on executive compensation for 2002:

   Under the supervision of the Compensation and Stock Incentive Committees, Conrad Industries has developed a compensation policy which is designated to attract and retain talented executives and employees responsible for the success of Conrad Industries and to motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of:

  . a cash salary which reflects the responsibilities relating to the position and individual performance;

  . variable performance awards payable in cash or stock and tied to the individual's or the company's achievement of certain goals or milestones; and

  . long-term, stock-based incentive awards which strengthen the mutuality of interests between the executive officers and key employees and the company's stockholders.

   In determining the level and composition of compensation of each of Conrad Industries' executive officers, including its Chief Executive Officer, the Committees take into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committees may review compensation of comparable peer group companies. In setting compensation, the Committees consider the peer group to be certain companies in the shipbuilding and marine construction industries with market capitalizations similar to that of Conrad Industries. Consequently, in evaluating the performance of management, including that of the Chief Executive Officer, the Committees take into consideration such factors as the company's financial results and operating performance in comparison with those of other companies in the industry. In addition, the Committees recognize performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability and contributions to the industry and community development.

   Base compensation for executive officers, including the Chief Executive Officer, is generally established through negotiation between Conrad Industries and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. In 1998, Conrad Industries entered into employment agreements with J. Parker Conrad and John P. Conrad, Jr., providing for annual base salaries of $220,500 and $200,000, respectively. The agreements were amended in March 2001 to provide for employment through March 31, 2002, and were each further amended effective March 2002 to extend the term of employment through December 31, 2004.

   In August 2001, Conrad Industries entered into an employment agreement with Kenneth G. Myers, Jr. providing for his employment as President and Chief Executive Officer at an annual base salary of $230,000 for a term extending through December 31, 2004. In September 2002, Conrad Industries entered into an employment agreement with Lewis J. Derbes, Jr. providing for his employment as Vice President and Chief Financial Officer at an annual base salary of $140,000 for a term extending through December 31, 2004. The company's employment agreements with its executive officers each provide that the base salaries of the executive officers may be increased by the Board of Directors. (See "Agreements and Transactions with Directors and Executive Officers--Employment and Non-Competition Agreements" under "Executive Compensation" for more details.)

   When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to Conrad Industries, strategic goals for which the executive has responsibility, compensation levels of comparable companies, and annual performance of the individual. No pre-determined weights are given to any one of such factors. There was no increase in the base salaries of the executive officers during fiscal year 2002.

   In addition to each executive officer's base compensation, the Compensation Committee may award cash bonuses under an annual incentive plan to chosen executive officers depending on the extent to which performance goals are achieved. Conrad Industries' annual incentive plan for fiscal year 2002 is described below under the heading "Executive Compensation--Annual Incentive Plan." For fiscal year 2002, the Compensation Committee awarded cash bonuses of $32,800 to Mr. Conrad, $29,800 to Mr. Conrad, Jr., $34,200 to Mr. Myers, and $5,200 to Mr. Derbes. The bonuses were based on the company's EBITDA performance (defined as operating income before depreciation, amortization and non-cash compensation expenses related to issuance of stock and stock options to employees) and upon the executive officers' relative salaries.

   All employees of Conrad Industries, including its executive officers, are eligible to receive long-term, stock-based incentive awards under Conrad Industries' 2002 Stock Plan as a means of providing a continuing proprietary interest in Conrad Industries. Such grants further the mutuality of interest between Conrad Industries' employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. Conrad Industries' 2002 Stock Plan enhances the company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of Conrad Industries include:

  . the executive officer's position in Conrad Industries and his performance and responsibilities;

  . the amount of stock options and restricted stock, if any, currently held by the executive officer;

  .   the vesting schedules of any such options and restricted stock; and

  .   the executive officer's other compensation.

   While the Stock Incentive Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones. In September 2002, the Stock Incentive Committee granted Mr. Derbes 2,500 restricted shares of the company's common stock and options to purchase 25,000 shares of the company's common stock pursuant to his employment agreement. The restricted shares vest on the first anniversary of Mr. Derbes' employment with Conrad Industries. The options have an exercise price equal to the fair market value of the company's common stock on the grant date and vest in three equal installments on the first, second, and third anniversaries of Mr. Derbes' employment with the company. In addition, in December 2002, the Stock Incentive Committee granted to each of Messrs. Myers and Derbes options to purchase 1,000 shares of the company's common stock at the market price on the grant date, vesting over a three-year period, in connection with grants of stock options to a number of employees.

   Members of the Compensation Committee:*

                               Michael J. Harris
                               Louis Michot, Jr.
                           Richard E. Roberson, Jr.

   Members of the Stock Incentive Committee:*

                               Louis Michot, Jr.
                           Richard E. Roberson, Jr.
--------
* Mr. Kitchen was appointed to the Compensation and Stock Incentive Committees in April 2003, subsequent to the Committees' respective deliberations concerning the matters described in the foregoing report.

EXECUTIVE COMPENSATION

Executive Officers

   Set forth below is certain information concerning the current executive officers of Conrad Industries, including the business experience of each during the past five years.

        Name          Age Position with Conrad Industries
        ----          --- -------------------------------
J. Parker Conrad..... 87  Co-Chairman of the Board
John P. Conrad, Jr... 60  Co-Chairman of the Board
Kenneth G. Myers, Jr. 45  President and Chief Executive Officer
Lewis J. Derbes, Jr.. 32  Vice President, Chief Financial Officer and Secretary

   Lewis J. Derbes, Jr. became Vice President and Chief Financial Officer of Conrad Industries in September 2002. Mr. Derbes served as Vice President and Controller of Northrop Grumman's Avondale Operations from 2000 to 2002. Prior to that time, Mr. Derbes served in various management positions with Avondale starting in 1997. Mr. Derbes was employed by Deloitte & Touche LLP, an international accounting firm, from 1993 to 1997. Mr. Derbes holds a bachelor's degree in Business Administration and is also a Certified Public Accountant.

   Information regarding the business experience of Messrs. Conrad, Conrad, Jr., and Myers is set forth above under the headings "Proposal: Election of Directors" and "Information about the Current and Continuing Directors."

Compensation of Executive Officers

  Summary Compensation Table

   The following table provides summary information concerning compensation paid or accrued during the last three fiscal years to Conrad Industries' Chief Executive Officer and to each of the other executive officers of the company (each, a "Named Executive Officer" and, together, the "Named Executive Officers"). For fiscal years 2000, 2001 and 2002, none of the Named Executive Officers received perquisites, the aggregate value of which exceeded the lesser of $50,000 or 10% of the total annual salary and bonus of such Named Executive Officer.

                                                               Long-Term
                                                             Compensation
                                                        -----------------------
                                  Annual Compensation   Restricted  Securities
                                 ----------------------   Stock     Underlying   All Other
  Name and Principal Position    Year  Salary   Bonus     Awards    Options (#) Compensation
  ---------------------------    ---- -------- -------- ----------  ----------- ------------

J. Parker Conrad................ 2002 $220,500 $ 32,800       --          --            --
 Co-Chairman of the Board        2001  220,500  116,100       --          --            --
                                 2000  220,500   82,356       --          --            --

John P. Conrad, Jr.............. 2002  200,000   29,800       --          --            --
 Co-Chairman of the Board        2001  200,000  105,300       --          --            --
                                 2000  200,000   74,700       --          --            --

Kenneth G. Myers, Jr............ 2002  230,000   34,200       --       1,000      $  1,801(1)
 President and Chief             2001   79,615   41,900  $32,000(2)   50,000            --
 Executive Officer

Lewis J. Derbes, Jr. (3)........ 2002   35,000    5,200    8,500(4)   26,000            --
 Vice President, Chief Financial
 Officer and Secretary

Cecil A. Hernandez (3).......... 2002  149,136       --       --          --         1,119(1)
 Former Vice President--Finance  2001  150,000   79,000       --          --       698,814(5)
 and Administration and Chief    2000  150,000   56,025       --          --         1,125
 Financial Officer

--------
(1) Represents amount paid by Conrad Industries under the company's 401(k) plan.
(2) Represents 5,000 shares of restricted common stock multiplied by the closing price on the date of grant. Based on the closing price of the common stock on The Nasdaq Stock Market on December 31, 2002, these shares are valued at $12,600. The shares are fully vested.
(3) In September 2002, Mr. Hernandez resigned as, and Mr. Derbes was subsequently employed as, Conrad Industries' Vice President and Chief Financial Officer.
(4) Represents 2,500 shares of restricted common stock multiplied by the closing price on the date of grant. Based on the closing price of the common stock on The Nasdaq Stock Market on December 31, 2002, these shares are valued at $6,300. The shares will vest on September 30, 2003, the anniversary of Mr. Derbes' employment with Conrad Industries, provided Mr. Derbes is employed by the company at such time, and will automatically vest upon a change of control, death or disability, or termination without "Cause" or for "Good Reason," as defined in Mr. Derbes' employment agreement. Mr. Derbes is entitled to vote, and receive any distributions made with respect to, the restricted shares, provided that any distributions in respect of the restricted shares will be subject to the same restrictions as the restricted shares.
(5) Consists of $2,113 paid by Conrad Industries under the company's 401(k) plan for the benefit of Mr. Hernandez and the following items relating to an agreement between the company and Mr. Hernandez entered into in August 2001: (a) 44,261 shares of the company's common stock granted to Mr. Hernandez with a fair market value of $273,533 on the grant date; (b) a bonus of $248,000 paid in February 2002; (c) $169,766 representing the aggregate principal and accrued interest of a promissory note payable to the company which was cancelled; (d) imputed interest in the amount of $3,775 on a non-interest bearing note payable to the company which was paid in full in February 2002; and (e) the premium above market value in the amount of $1,627 received by Mr. Hernandez in connection with his sale of Conrad Industries common stock to the company in August 2001.

  Option Grants During 2002

   The following table provides information with respect to options granted to certain of the Named Executive Officers during the fiscal year ended December 31, 2002 under the company's 2002 Stock Plan. All options granted in 2002 will vest in equal one-third increments on the first, second and third anniversaries of the grant date and have a ten-year term. In the event of a change in control of the company, the options will automatically become fully vested.

                                        Individual Grants
                      -----------------------------------------------------
                                                                            Potential Realizable
                                                                            Value at Assumed
                                                                              Annual Rates
                       Number of   Percent of                                of Stock Price
                      Securities  Total Options Exercise                    Appreciation for
                      Underlying   Granted to    Price                        Option Term
                        Options   Employees in    per                       --------------------
        Name          Granted (#)  Fiscal Year   Share    Expiration Date     5%        10%
        ----          ----------- ------------- -------- ------------------  -------   --------

Lewis J. Derbes, Jr..   25,000        62.8%      $3.40   September 30, 2012 $53,500   $135,500

Kenneth G. Myers, Jr.    1,000         2.5%      $2.95    December 10, 2012   1,860      5,470

Lewis J. Derbes, Jr..    1,000         2.5%      $2.95    December 10, 2012   1,860      5,470

  Fiscal Year-End Option Values

   The following table sets forth information regarding the number of shares of common stock underlying unexercised options held by each Named Executive Officer who held stock options as of December 31, 2002. All options granted to the Named Executive Officers will vest in equal one-third increments on the first, second and third anniversaries of their respective grant dates and have a ten-year term. In the event of a change in control of the company, the options will automatically become fully vested.

   None of the Named Executive Officers exercised stock options during the fiscal year ended December 31, 2002. None of the options held by the Named Executive Officers were "in the money" as of December 31, 2002. A stock option is "in the money" as of a particular time if the market price of the company's common stock at such time exceeds the exercise price of the stock option. The exercise price of each of the Named Executive Officers' options is greater than the closing price of the company's common stock on December 31, 2002, as reported by The Nasdaq Stock Market, of $2.52 per share.

                              2002 Option Values

                           Number of Securities       Value of Unexercised
                          Underlying Unexercised     In-the-Money Options at
                         Options at Fiscal Year-End      Fiscal Year End
                         -------------------------  -------------------------
   Name                  Exercisable  Unexercisable Exercisable Unexercisable
   ----                  -----------  ------------- ----------- -------------
   Kenneth G. Myers, Jr.   16,667        34,333         --           --

   Lewis J. Derbes, Jr..       --        26,000         --           --

Equity Compensation Plan Information

   The following table provides information about shares that may be issued upon the exercise of options, warrants and rights under all of the company's existing equity compensation plans as of December 31, 2002.

                                                                                        (c) Number of securities
                                                                                        remaining available for
                                          (a) Number of securities                       future issuance under
                                             to be issued upon     (b) Weighted-average     plan (excluding
                                          exercise of outstanding   exercise price of   securities reflected in
              Plan Category                       options          outstanding options        column (a))
              -------------               ------------------------ -------------------- ------------------------
Equity compensation plans approved by
  security holders (1)...................         259,775                 $5.70                 494,511(2)

Equity compensation plans not approved by
  security holders.......................              --                    --                      --

--------
(1) The maximum number of shares that can be issued under the Conrad Industries, Inc. 2002 Stock Plan is the sum of (1) 512,044 shares, plus (2) any shares represented by awards granted under the Conrad Industries, Inc. Amended and Restated 1998 Stock Plan that are forfeited, expire or are cancelled without delivery of shares.

(2) All of the shares remaining available for future issuance under the 2002 Stock Plan can be issued under the terms of the 2002 Stock Plan (i) upon the exercise of incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986 (as amended) or non-qualified stock options, or (ii) in the form of restricted stock or other stock-based awards.
Stock Plan

   The Conrad Industries, Inc. 2002 Stock Plan was adopted by the Board of Directors and approved by the company's stockholders in May 2002. The 2002 Stock Plan permits the granting of any or all of the following types of awards: stock options, restricted stock, automatic director options and various other stock-based awards. All officers and employees of, and any consultants to, the company or any affiliate of the company are eligible for participation in all awards under the 2002 Stock Plan other than director options. Under the 2002 Stock Plan, each non-employee director of the company is entitled to receive (1) a grant of options to purchase 1,000 shares of Conrad Industries' common stock upon his initial election to the Board and (2) an annual grant of options to purchase 1,000 shares of Conrad Industries' common stock, in each case at the closing price of the common stock on The Nasdaq Stock Market on the date of grant.

   The maximum number of shares that can be delivered under the 2002 Stock Plan is the sum of (1) 512,044 shares, plus (2) any shares represented by awards granted under the Conrad Industries, Inc. Amended and Restated 1998 Stock Plan that are forfeited, expire or are cancelled without delivery of shares. As of the date of this proxy statement, options to purchase an aggregate of 39,800 shares of common stock have been granted under the 2002 Stock Plan, of which 2,000 options have been forfeited and no shares have been cancelled. In addition, 2,500 shares of restricted stock have been granted under the 2002 Stock Plan, of which no shares have been forfeited or cancelled.

   The 1998 Stock Plan was adopted by the Board of Directors and approved by the company's stockholders in March 1998. In May 1999, an amendment to the 1998 Stock Plan was adopted by the Board of Directors and approved by the company's stockholders. The 1998 Stock Plan, as amended, permitted the granting of any or all of the following types of awards: stock options, restricted stock, automatic director options and various other stock-based awards. All officers and employees of, and any consultants to, the company or any affiliate of the company were eligible for participation in all awards under the 1998 Stock Plan other than director options. Under the 1998 Stock Plan, each non-employee director of the company was entitled to receive (1) a grant of options to purchase 1,000 shares of Conrad Industries' common stock upon his initial election to the Board and (2) an annual grant of options to purchase 1,000 shares of Conrad Industries' common stock, in each case at the closing price of the common stock on The Nasdaq Stock Market on the date of grant. As a result of the adoption of the 2002 Stock Plan, no further awards may be made pursuant to the 1998 Stock Plan. As of the date of this proxy statement, options to purchase an aggregate of 219,975 shares of common stock are outstanding under the 1998 Stock Plan.

   The 1998 and 2002 Stock Plans are administered by the Stock Incentive Committee. The Stock Incentive Committee selects the participants who will receive awards, determines the type and terms of awards to be granted and interprets and administers the 1998 and 2002 Stock Plans.

401(k) Plan

   Conrad Industries maintains a retirement savings plan in which eligible employees of Conrad Industries may elect to participate. The plan is an individual account plan providing for deferred compensation as described in
Section 401(k) of the Internal Revenue Code of 1986, as amended, and is subject to, and intended to comply with, the Employee Retirement Income Security Act of 1974. Each eligible employee is permitted to defer receipt of up to 15% of his annual salary up to the applicable statutory maximum prescribed in the Code. Conrad Industries may, in its discretion, match employee deferrals in cash. Conrad Industries currently has elected to match $0.25 for each $1.00 of employee deferral. The amounts held under the 401(k) Plan are invested among various investment funds maintained under the 401(k) Plan in accordance with the directions of each participant. Salary deferral contributions under the 401(k) Plan are 100% vested. Matching contributions vest at 20% per year commencing with the second year of service. Participants or their beneficiaries are entitled to payment of vested benefits upon termination of employment. Conrad Industries made contributions of approximately $121,247 under the 401(k) plan in 2002.

Annual Incentive Plan

   Conrad Industries has established an annual incentive plan under which key employees will be awarded cash payments based upon the achievement of certain performance goals. The Board of Directors will determine the performance goals, the amount of the bonus pool, and the key employees who would be recipients of any such cash bonuses and the individual amount of the cash bonus for each such key employee. Generally, the Board intends that the aggregate amount of the awards will be no greater than approximately five percent of the company's EBITDA (defined as operating income before depreciation, amortization and non-cash compensation expenses related to issuance of stock and stock options to employees).

Agreements and Transactions with Directors and Executive Officers

   In 1998, Conrad Industries entered into employment and non-competition agreements with Messrs. Conrad and Conrad, Jr. In addition, the company entered into an employment and non-competition agreement with Mr. Myers in August 2001 providing for his employment as the company's President and Chief Executive Officer. The company also entered into an employment and non-competition agreement with Mr. Derbes in September 2002 providing for his employment as the company's Vice President and Chief Financial Officer.

   The agreements with Messrs. Conrad and Conrad, Jr., as amended, and the agreements with Messrs. Myers and Derbes each provide for employment through December 31, 2004 and for annual extensions thereafter, subject to the parties' mutual agreement. The following discussion describes the terms of the employment agreements of Messrs. Conrad, Conrad, Jr., Myers and Derbes as currently in effect.

   The agreements provide that the company will pay base salaries of $220,500 to Mr. Conrad, $200,000 to Mr. Conrad, Jr., $230,000 to Mr. Myers and $140,000 to Mr. Derbes. These base salaries may be increased by the Board of Directors. Pursuant to his agreement, Mr. Myers was granted 5,000 restricted shares of the company's common stock, which vested on the first anniversary of his employment with the company, and options to purchase 50,000 shares of the company's common stock, which vest in three equal installments on the first, second, and third anniversaries of his employment with the company. In addition, the agreement entitles Mr. Myers to a monthly automobile allowance of $650, automobile insurance, and reimbursement for fuel and maintenance expenses.

   Pursuant to his agreement, Mr. Derbes was granted 2,500 restricted shares of the company's common stock, which will vest on the first anniversary of his employment with the company, and options to purchase 25,000 shares of the company's common stock, which will vest in three equal installments on the first, second, and third anniversaries of his employment with the company. In addition, the agreement entitles Mr. Derbes to a monthly automobile allowance of $525, automobile insurance, and reimbursement for fuel and maintenance expenses.

   The agreements also provide that each executive will be reimbursed for out-of-pocket business expenses and that each executive is eligible to participate in all benefit plans and programs as are maintained from time to time by the company.

   The agreements prohibit the executives from competing with the company during the term of their employment and for a period of two years, in the case of Messrs. Conrad and Conrad, Jr. and one year, in the case of Messrs. Myers and Derbes, after the termination of their employment. The agreements also prohibit the executives from disclosing the company's confidential information and trade secrets

   Each agreement is terminable by the company for "cause" upon ten days' written notice to the executive, and without "cause" by the company upon the approval of a majority of the Board of Directors. Each agreement may also be terminated by the executive for "good reason" and, in the case of Messrs. Conrad and Conrad, Jr., may be terminated by the executive for any reason upon 30 days written notice to the company.

   In the event the employment of Mr. Conrad or Conrad, Jr. is terminated by the company without "cause" or is terminated by Mr. Conrad or Conrad, Jr. for "good reason," Mr. Conrad or Conrad, Jr. (as the case may be) will be entitled to receive his base salary for one year at the rate then in effect, payable in monthly installments during the twelve months following the date of termination. In addition, the time period during which Mr. Conrad or Conrad, Jr. (as the case may be) will be restricted from competing with the company will be shortened from two years to one year. In the event the employment of Mr. Myers or Mr. Derbes is terminated by the company without "cause" or is terminated by Mr. Myers or Mr. Derbes for "good reason," Mr. Myers or Derbes (as the case may be) will be entitled to receive a payment equal to his base salary for one year at the rate then in effect, if the remaining term of his agreement is one year or less, or his base salary for two years at the rate then in effect, if the remaining term of his agreement is greater than one year, payable in monthly installments during the twelve months following the date of termination.

   The agreements also provide that if, within two years following a change in control of the company, the executive's employment is terminated by the company other than for "cause" or by the executive for "good reason," or the executive is terminated by the company within six months before a change in control at the request of the acquiror in anticipation of the change in control, the executive will be entitled to receive a lump sum severance amount equal to (1) in the case of Messrs. Conrad and Conrad, Jr., three years' base salary at the rate then in effect; and (2) in the case of Messrs. Myers and Derbes, three times the sum of (a) his base salary at the rate then in effect plus (b) the last bonus received during the preceding twelve months. In addition, the provisions that restrict the executive's competition with the company will no longer apply and, if any payment to an executive is deemed to be subject to the 20% excise tax on excess parachute payments, such executive will be made "whole" on a net after-tax basis.

   A "change in control" is generally defined to occur upon (1) the acquisition by any person (other than the company, a benefit plan of the company, or a member of the Conrad family) of 30% or more of the total voting power of the company; (2) the consummation of a merger, recapitalization, reorganization, consolidation or sale of substantially all the assets of the company; (3) the approval by the company's stockholders of a liquidation or dissolution of the company; or (4) a change in a majority of the members of the company's Board of Directors. Moreover, a "parachute payment" is generally defined as any payment made by the company in the nature of compensation that is contingent on a change in control of the company and includes the present value of the accelerations of vesting and the payment of options and other deferred compensation amounts upon a change in control. If the aggregate present value of the parachute payments to certain individuals, including executives, equals or exceeds three times that individual's "base amount" (generally, the individual's average annual compensation from the company for the five calendar years ending before the date of the change in control), then all parachute payment amounts in excess of the base amount are "excess" parachute payments. An individual will be subject to a 20% excise tax on excess parachute amounts and the company will not be entitled to a tax deduction for such payments.

PERFORMANCE GRAPH

   The following performance graph compares Conrad Industries' cumulative total stockholder return on its common stock to the cumulative total return of the S & P Smallcap 600 Index and to a peer group stock index consisting of publicly-traded companies in the shipbuilding and marine construction industries with market capitalizations similar to that of Conrad Industries. The companies that comprise the peer group index are Todd Shipyards Corporation, Gulf Island Fabrication, Inc., and UNIFAB International, Inc. The graph covers the period from June 10, 1998 (the initial trading date of Conrad Industries' common stock) to December 31, 2002. The graph assumes that $100 was invested in Conrad Industries' common stock and in each index on June 10, 1998, and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
         AMONG CONRAD INDUSTRIES, INC., THE S & P SMALLCAP 600 INDEX,
                               AND A PEER GROUP

                                    [CHART]

            CONRAD INDUSTRIES, INC.      S&P SMALL CAP 600        PEER GROUP
6/10/98           $100.00                    $100.00                $100.00
12/31/98          $ 32.55                    $ 93.28                $ 48.39
12/31/99          $ 27.08                    $104.85                $ 57.69
12/31/00          $ 47.92                    $117.22                $ 87.55
12/31/01          $ 42.92                    $124.89                $ 59.01
12/31/02          $ 21.00                    $106.62                $ 77.47

                                        Cumulative Total Return
                          ----------------------------------------------------
                          6/10/98 12/31/98 12/31/99 12/31/00 12/31/01 12/31/02
                          ------- -------- -------- -------- -------- --------
  CONRAD INDUSTRIES, INC. $100.00  $32.55  $ 27.08  $ 47.92  $ 42.92  $ 21.00
  S & P SMALLCAP 600.....  100.00   93.28   104.85   117.22   124.89   106.62
  PEER GROUP.............  100.00   48.39    57.69    87.55    59.01    77.47

TRANSACTIONS WITH CERTAIN AFFILIATES

   During 2002, Conrad Industries purchased in its ordinary course of business certain components from Johnny's Propeller Shop, Inc. in the aggregate amount of approximately $345,000. Johnny's Propeller Shop is a wholly-owned subsidiary of Summit Management Group, L.L.C. Summit Management Group is owned by John P. Conrad, Jr., Co-Chairman of the Board of Conrad Industries, and members of his immediate family. Mr. Conrad is currently the Operating Manager of Summit Management Group, and Cecil A. Hernandez, a director of Conrad Industries, is the President of Summit Management Group. The company believes that such transactions were made on a competitive basis at market prices.

   In addition, Daniel Conrad, the son of John P. Conrad, Jr., is an employee of Conrad Industries and was paid aggregate compensation of $102,518 during 2002.

STOCK OWNERSHIP BY CONRAD INDUSTRIES' LARGEST STOCKHOLDERS AND MANAGEMENT

   The following table presents certain information, as of April 9, 2003, regarding the beneficial ownership of the common stock of Conrad Industries (which includes shares that may be acquired upon the exercise of stock options vesting within 60 days) by:

  . each person who is known by the company to beneficially own more than five percent of the company's outstanding shares of common stock;

  .   each director of the company;

  .   the Named Executive Officers; and

  .   all current directors and executive officers of the company as a group.

   Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

                                                                                 % of Total
                                                                                 Outstanding
                                                               Number of  Stock  (including
                       Beneficial Owner                         Shares   Options  options)
-------------------------------------------------------------- --------- ------- -----------
Cannell Capital LLC(1)........................................   804,500     --     11.1%
J. Parker Conrad(2)........................................... 1,138,762     --     15.7%
John P. Conrad, Jr.(3)........................................ 1,069,071     --     14.8%
Katherine C. Court(4)......................................... 1,572,813     --     21.7%
Kenneth G. Myers, Jr..........................................     5,000 16,667        *
Lewis J. Derbes, Jr...........................................     2,500     --        *
Cecil A. Hernandez............................................   123,968     --      1.7%
Michael J. Harris(5)..........................................    13,000  6,000        *
Thomas M. Kitchen.............................................        --  2,000        *
Louis J. Michot, Jr.(6).......................................     1,533  6,000        *
Richard E. Roberson, Jr.......................................     3,000  6,000        *
All directors and executive officers as a group(7) (9 persons) 2,261,339 36,667     31.6%

--------
 * Less than one percent.
(1) Based on a Schedule 13G dated February 10, 2003 filed with the Securities and Exchange Commission (SEC), Cannell Capital LLC shares voting and investment power with respect to all shares shown. The address of Cannell Capital LLC is 150 California Street, Fifth Floor, San Francisco, California, 94111.
(2) Includes 95,495 shares held by The Conrad Family Foundation, of which Messrs. Conrad and Conrad, Jr. act as co-trustees.
(3) Includes 374,216 shares held by The John P. Conrad, Jr. Trust for which Mr. Conrad, Jr. exercises sole voting and investment control as Trustee for the trust. Also includes 95,495 shares held by The Conrad Family Foundation, of which Messrs. Conrad and Conrad, Jr. act as co-trustees.
(4) Includes 459,161 shares held by The Katherine C. Court Trust and 275,497 shares held by The James P. Court Trust. Ms. Court exercises sole voting and investment control over these shares as Trustee for each of these trusts. The address of Ms. Court is 1501 Front Street, Morgan City, Louisiana, 70381.
(5) Includes 2,000 shares beneficially owned by Mr. Harris' daughters.
(6) Includes shares held by Michot Family, L.L.C. Mr. Michot is the General Manager of Michot Family, L.L.C.
(7) Excludes shares beneficially owned by Katherine C. Court, who is the daughter of Mr. Conrad and the sister of Mr. Conrad, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and officers, and persons who own more than 10% of the company's common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the SEC and The Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Conrad Industries with copies of all such forms that they file.

   To the company's knowledge, based solely on the company's review of the copies of such reports received by Conrad Industries and on written representations by certain reporting persons that no reports on Form 5 were required, the company believes that during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that Messrs. Myers and Derbes were each inadvertently late in filing a statement of changes in beneficial ownership reporting the grant of stock options in December 2002.

INDEPENDENT AUDITORS

   The Audit Committee has selected Deloitte & Touche LLP as Conrad Industries' independent auditors for fiscal year 2003. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2004 ANNUAL MEETING

Stockholder Proposals

   Under the company's bylaws, if you wish to bring any matter (other than stockholder nominations of director candidates, the procedures for which are summarized below) before the 2004 Annual Meeting, you must notify the Secretary of Conrad Industries in writing between 60 and 90 days prior to the first anniversary of the 2003 Annual Meeting. However, if the date of the 2004 Annual Meeting of Stockholders is changed by more than 30 calendar days from the date contemplated at the time of this proxy statement, the notice must be received by us at least 45 days prior to the date the company intends to distribute the proxy statement with respect to such meeting. Conrad Industries plans to hold its 2004 Annual Meeting on May 20, 2004.

   Notices regarding each matter must contain:

  . a brief description of the business to be brought before the Annual Meeting and the reasons for conducting the business at the Annual Meeting;

  .   the name and address of record of the stockholder proposing the business;

  . the class and number of shares of Conrad Industries' stock that are beneficially owned by the stockholder; and

  .   any material interest of the stockholder in such business.

   If you do not provide the proper notice by March 23, 2004, or if you provide such notice before February 22, 2004, the chairman of the meeting may exclude the matter and, thus, it will not be acted upon at the meeting. If the chairman does not exclude the matter, the proxies may vote in the manner they believe appropriate, as the SEC's rules allow. Stockholders should refer to the company's bylaws for a more complete description of the requirements for stockholder proposals.

   For a stockholder proposal to be considered for inclusion in the proxy statement for the 2004 Annual Meeting, the proposal must be received by the Secretary of Conrad Industries no later than December 18, 2003. A proposal that does not supply adequate information about the proposal will be disregarded.

Director Nominations

   If you wish to nominate one or more persons for election to the Board of Directors at the 2004 Annual Meeting, you must notify the secretary of Conrad Industries in writing between 60 and 90 days prior to the first anniversary of the 2003 Annual Meeting. However, if the date of the 2004 Annual Meeting of Stockholders is changed by more than 30 calendar days from the date contemplated at the time of this proxy statement (May 20, 2004), the notice must be received by us at least 45 days prior to the date the company intends to distribute the proxy statement with respect to such meeting. If you do not provide the proper notice by March 23, 2004, or if you provide such notice before February 22, 2004, the chairman of the meeting may disregard your nomination and, thus, your nominee will not be eligible for election as a director. Stockholders should refer to the company's bylaws for a more complete description of the requirements for director nominations.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

   Conrad Industries' management does not currently intend to bring any proposals before the 2003 Annual Meeting other than the election of directors described in this proxy statement. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

2002 FORM 10-K

   A copy of Conrad Industries' Annual Report on Form 10-K, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Lewis J. Derbes, Jr., Vice President, Chief Financial Officer and Secretary, Conrad Industries, Inc., P.O. Box 790, 1100 Brashear Avenue, Suite 200, Morgan City, Louisiana 70381-0790.

                                          By Order of the Board of Directors

                                          /s/ Lewis J. Derbes, Jr.
                                          Lewis J. Derbes, Jr.
                                          Secretary

April 16, 2003
Morgan City, Louisiana

                                                                      EXHIBIT A

                            CONRAD INDUSTRIES, INC.
                            AUDIT COMMITTEE CHARTER

                                  March 2003

   This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Conrad Industries, Inc. (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

   The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, disclosure controls and procedures, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of The Nasdaq Stock Market. The Committee shall maintain free and open communication with the independent auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

   One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

   The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with independent auditors and management.

Responsibilities

   Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its role are described below. The Committee shall be responsible for:

  . Retaining the independent auditors to audit the financial statements of the Company, including determining their compensation.

  . Evaluating the performance of the independent auditors and, where appropriate, replacing such auditors.

  . Pre-approving all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor, pursuant to policies and procedures adopted by the Committee in accordance with applicable legal requirements.

  . Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditor's independence.

  . Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Company shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

  . Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

  . Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

  . Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

  . Discussing with management and the independent auditors the quality and adequacy of and compliance with the Company's disclosure controls and procedures and internal controls.

  . Discussing with management and/or the Company's counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

   Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, disclosure controls and procedures, internal control and financial reporting practices than the Committee does; accordingly the Committee's role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                             CONRAD INDUSTRIES, INC.

                       2003 ANNUAL MEETING OF STOCKHOLDERS
         Solicited by the Board of Directors of Conrad Industries, Inc.

     The undersigned hereby appoints Kenneth G. Myers, Jr. and Lewis J. Derbes, Jr., and each of them individually, as proxies, each with power to act without the other and with full power of substitution, to vote all shares of Common Stock of Conrad Industries, Inc. that the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Stockholders to be held on May 22, 2003, at 9:00 a.m., local time, at the Petroleum Club of Morgan City, 500 Roderick Street, Morgan City, Louisiana, or at any adjournment or postponement thereof, on the proposal listed on the reverse side, and, in their discretion, on any other matter that may properly come before the meeting, or any adjournment or postponement thereof, and any matter presented at the meeting which was not known to the Board of Directors a reasonable time before the solicitation of this proxy.

     Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

                (Continued and to be signed on the reverse side)

                     2003 ANNUAL MEETING OF STOCKHOLDERS OF

                             CONRAD INDUSTRIES, INC.
                                  May 22, 2003

                      Please date, sign and mail your proxy
                              card in the envelope
                          provided as soon as possible.

                Please detach and mail in the envelope provided.

-------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-------------------------------------------------------------------------------

PROPOSAL:  ELECTION OF DIRECTORS.

                NOMINEES:

[ ] FOR ALL NOMINEES  o Michael J. Harris
                      o Kenneth G. Myers, Jr.

[ ] WITHHOLD AUTHORITY   to hold office until the 2006
    FOR ALL NOMINEES     Annual Meeting of Stockholders and until their
                         successors are elected and qualified.

[ ] FOR ALL EXCEPT
    (See instructions below)



INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [filled circle shown here]

------------------------------------------------------------------------------
To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note   [ ]
that changes to the registered name(s) on the account may not be submitted via this method.

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL (ALL NOMINEES), AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

            Please check the following box if you plan to attend the
               2003 Annual Meeting of Stockholders in person. [ ]


-----------------------------------------         ----------------------
Signature of Stockholder                          Date:


------------------------------------------        ----------------------
Signature of Stockholder                          Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.